Exhibit 10.2

                            PENNICHUCK CORPORATION
                            ----------------------

                         DEFERRED COMPENSATION PROGRAM
                            DEFERRAL ELECTION FORM

      I understand that this Deferral Election Form constitutes the agreement between Pennichuck Corporation ("Company") and me for the deferral of my director's fees and that my signature on this Form validates any election to make a deferral and that any previously submitted Form(s) are hereby revoked.

1. Election of Deferral. I elect to defer % of my director's fees for future services as a member of the Company's Board of Directors for 199 and thereafter, with the balance to be paid to me on the dates that such fees are otherwise payable.

2. Form of Distribution. I understand that I may select a form of distribution of such fees either in cash or in shares of the Company's $1.00 par value common stock ("Common Shares") upon my eligibility for such distribution based upon the conditions set forth in Paragraph 4(i),
      (ii) and (iii). I hereby elect the following form of distribution:

      _____  (A)  Payment of all fees deferred together with cumulative interest thereon to be paid to me in cash.

                        Interest. I understand that any amounts deferred will be credited with interest calculated monthly at interest rates equal to the Company's average cost of money for its short term borrowings.

      _____  (B)  Payment of all fees deferred together with cumulative dividends thereon to be paid to me in Common Shares of the Company. I understand that my account will be credited on June 30 and December 31 each year (or such other dates on which directors' fees are paid) for unit share equivalents, such share equivalents to be calculated using the closing bid price of the Company's Common Shares on said dates. In the event of a change in the number of Common Shares through a declaration of a stock dividend, stock split or otherwise, the amount of unit share equivalents will be adjusted accordingly.

                        Dividends. I understand that any amounts deferred will be credited with additional unit share equivalents for any regular and special dividends that may be declared from time to time by the Company, such share equivalents to be calculated using the closing bid price of the Company's common stock on the respective dividend payable dates, including fractional equivalents.

                        Nature of Common Shares. I further understand that the Common Shares acquired hereby will not be registered under the Securities Act of 1933, as amended; will be characterized as "restricted securities" within the meaning of said Securities Act and Regulation D thereunder; that any certificate(s) representing such shares will bear a legend to such effect; and, that any subsequent sale or disposition of such shares, if any, will be made in accordance with the requirements of the Securities Act, including compliance with Rule 144 promulgated thereunder.

3. Method of Distribution. I understand that I have no right to such fees during the Deferral Period, as that term is defined in Paragraph 4 below, and hereby elect the following:

      _____  (A)  The cumulative amounts deferred by me, whether in form of cash or unit share equivalents, and the total interest or dividends accrued on such amounts, minus any amounts required to be withheld for federal income tax purposes, will be delivered to me directly in one lump sum in the form of distribution selected above, at the end of the Deferral Period.

      _____  (B)  The cumulative amounts deferred by me and the interest or dividends accrued on such amounts, minus amounts required to be withheld for federal income tax purposes, will be delivered to me commencing at the end of the Deferral Period in _______ approximately equal annual installments in the form of distribution selected above.

      It is my understanding that this election as to method of distribution may be changed at any time up to one year prior to the end of the Deferral Period either by completing a Deferral Election Form bearing a date subsequent to the date thereof or by so instructing the Company in writing.

4. Deferral Period. The Deferral Period shall begin when the directors' fees would otherwise have been received by the director, and end at such time as the director (i) attains the age of 70, (ii) ceases to be a director, or (iii) dies, whichever shall first occur.

5. Conversion of Existing Account Balances. If applicable, I elect to convert % of my existing account balance into unit share equivalents of the Company's Common Shares, such share equivalents to be calculated based on the closing bid price of the Company's common stock on the date of this election. I understand that this conversion is made on a one time, irrevocable basis.

6. Beneficiary. In the event that I should die before any or all deferred amounts have been paid to me, I designate the following beneficiary to receive the remainder of such payment due to be paid as designated pursuant to Paragraph 3 above. I understand that in the event some other beneficiary was designated previously by me, this Paragraph 6, if completed, will revoke such designation.

        NAME: __________________________________________________________

        ADDRESS: _______________________________________________________

        ________________________________________________________________

        SOCIAL SECURITY NUMBER: ________________________________________


7. Irrevocability of Election. The foregoing election is made by me with knowledge that this specific election is irrevocable with respect to each calendar year unless a new Deferral Election Form is subsequently executed and delivered to you on or before the last day of the preceding calendar year.

8. Program Unfunded. During the Deferral Period, no deferring director will have any rights to the amounts which he has deferred. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds invested under this Program shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of the provisions of this Program, have any interest in such funds. To the extent that any director acquires a right to receive payments from the Company under this Program, such right shall be no greater than the right of any unsecured general creditor of the Company.

9. Withholding. Distribution of any deferral benefits will be reduced for any amounts required to be withheld by the Company pursuant to any governmental law or regulation with respect to taxes or similar provisions.

10. Nonassignability. The Company will refuse to recognize any pledge or assignment of income deferred under this Deferred Compensation Program and will resist any attempt by an outsider to attach deferred benefits.

      DATED: __________________________________________________ , 19___

      SIGNED: _________________________________________________________


                                ACKNOWLEDGEMENT
                                ---------------

      I hereby certify that the foregoing Deferral Election Form signed by ___________________________ and dated ________________, 19___ was received by me on __________________, 19___ .


                                    SIGNED: ________________________________